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                                                                EXHIBIT 23(b)

                     CONSENT OF MACKALL, CROUNSE & MOORE


     We hereby consent to the filing, as an exhibit to the Registration Statement, of a draft of our opinion to be rendered to the Board of Directors of Community Credit Co. in connection with the proposed merger with a wholly owned subsidiary of Norwest Corporation and to the reference to our firm in the Proxy Statement/Prospectus contained in the Registration Statement.


                                             MACKALL, CROUNSE & MOORE

                                             /s/ Robert F. Strauss
                                                 Robert F. Strauss

January 21, 1994